UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1165937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.875% Notes due 2021	The Nasdaq Stock Market LLC
1.750% Notes due 2023	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-186155 and 333-209080

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The titles of the securities to be registered hereunder are “3.875% Senior Notes due 2021” and “1.750% Senior Notes due 2023.”

For a description of the 3.875% Senior Notes due 2021 to be registered hereunder, reference is made to the information under the heading (i) “Description of the Notes” in the prospectus supplement, dated June 4, 2013, which was filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2013 pursuant to Rule 424(b)  under the Securities Act of 1933, supplementing the prospectus dated January 23, 2013 (the “2013 Prospectus”), contained in our effective registration statement on Form S-3 (Registration No. 333-186155), which registration statement was filed with the Commission on January  23, 2013, and (ii) “Description of Debt Securities” in the 2013 Prospectus. Each description referred to above is incorporated herein by reference and made part of this registration statement in its entirety.

For a description of the 1.750% Senior Notes due 2023 to be registered hereunder, reference is made to the information under the heading (i) “Description of the Notes” in the prospectus supplement, dated May 17, 2016, which was filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, supplementing the prospectus dated January 22, 2016 (the “2016 Prospectus”), contained in our effective registration statement on Form S-3 (Registration No. 333-209080), which registration statement was filed with the Commission on January 22, 2016, and (ii) “Description of Debt Securities” in the 2016 Prospectus. Each description referred to above is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1	Indenture, dated as of June 7, 2013, between Nasdaq, Inc. (f/k/a The NASDAQ OMX Group, Inc.) (the “Company”) and Wells Fargo Bank, National Association, as trustee — incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 10, 2013.

Exhibit 4.2	First Supplemental Indenture, dated as of June 7, 2013, to Indenture, dated as of June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee — incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed June 10, 2013.

Exhibit 4.3	Third Supplemental Indenture, dated as of May 20, 2016, to Indenture, dated as of June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee — incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 23, 2016.

Exhibit 4.3	Form of Note for 3.875% Senior Notes due 2021 (included in Exhibit 4.2).

Exhibit 4.4	Form of Note for 1.750% Senior Notes due 2023 (included in Exhibit 4.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NASDAQ, INC.
(Registrant)

Dated: May 20, 2019	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and Global Chief Legal and Policy Officer

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